UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - APRIL 29, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Rockefeller Center 1230 Avenue of the Americas - 7th Floor New York, NY 10020 (Address of principal executive offices)

(917) 639-4305 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

Director’s Agreement with Jean-Robert Martin

On April 29, 2008, 4C Controls Inc. (the “Company”) entered into an agreement with Jean-Robert Martin regarding his service as a director of the Company. Mr. Martin’s compensation as a director of the Company will be 24,000 Euros per annum.

Director’s Agreement with Dr. Augustine Fou

On April 30, 2008, the Company entered into an agreement with Dr. Augustine Fou regarding his service as a director of the Company. Dr. Fou’s compensation as a director of the Company will be $24,000 per annum.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jean-Robert Martin to the Board of Directors

On April 18, 2008, the Board of Directors (the “Board”) of the Company appointed Jean-Robert Martin to serve as an independent director of the Company. This appointment became effective on April 29, 2008.

Mr. Martin’s career has focused on defense and security related technology initiatives. He presently serves as a director of CM2I, a privately held consulting company involved in the fields of aerospace, defense management and industrial investments. Mr. Martin is also a partner in X-PM, a Paris-headquartered, private interim management company with its primary operations in France and the People’s Republic of China.

Prior to his current roles, Mr. Martin served as general manager of Thales SA from 2000-2002, where his work involved defense activities, including airborne and space systems, land and joint systems as well as naval systems and air defense. Mr. Martin oversaw 33,000 employees in France, the United Kingdom, the Netherlands, Australia, Korea, South Africa, Greece, the U.A.E. and Saudi Arabia.

Earlier, Mr. Martin held the positions of Chairman and Chief Executive Officer of Detecxis (1998 - 2000), a $1.3 billion company resulting from the merger of the radar and missiles divisions of Thales and Dassault Electronique; Chairman and Chief Executive Officer of Sextant Avionics (1992-1998), a company with revenues in excess of $1.1 billion; General Manager of the Airborne Equipment defense division (1988-1991); and Chairman and Chief Executive Officer of Cimsa-Sintra (1986-1988). Prior to holding these positions, Mr. Martin served in various private sector managerial roles focused on airborne weapons systems, avionics, radar and satellites.

Mr. Martin is a graduate of the Ecole Nationale Superieure de l’Aeronautique (1962) and the University of California at Los Angeles (1970).

During the foreseeable future, Mr. Martin will serve the Company as Chairman of the Board on a part-time basis. The Company and Mr. Martin have entered into the Director’s Agreement described in Item 1.01 hereof, which is incorporated herein by reference thereto. The Company and Mr. Martin have agreed that Mr. Martin’s compensation as a director of the Company will be 24,000 Euros per annum.

No decisions have been made regarding any committees of the Board on which Mr. Martin will serve.

Item 9.01:  Financial Statements and Exhibits.

Exhibit 99.1 Press Release issued May 5, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz Title: Corporate Secretary

Date: May 5, 2008